EXHIBIT 12
                                  ASHLAND INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (In millions)

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                                                                                Years Ended September 30
                                                              --------------------------------------------------------------
                                                                1998         1999         2000         2001         2002
                                                              ----------   ----------   ----------   ----------   ----------
EARNINGS

Income from continuing operations                             $    178     $    291     $    288     $    403     $    129
Income taxes                                                       114          194          189          273           71
Interest expense                                                   133          141          189          160          133
Interest portion of rental expense                                  40           35           39           41           36
Amortization of deferred debt expense                                1            1            2            2            2
Distributions in excess of (less than) earnings of
    unconsolidated affiliates                                      (62)         (12)        (112)         (90)          20
                                                              ----------   ----------   ----------   ----------   ----------
                                                              $    404     $    650     $    595     $    789     $    391
                                                              ==========   ==========   ==========   ==========   ==========


FIXED CHARGES

Interest expense                                              $    133     $    141     $    189     $    160     $    133
Interest portion of rental expense                                  40           35           39           41           36
Amortization of deferred debt expense                                1            1            2            2            2
                                                              ----------   ----------   ----------   ----------   ----------
                                                              $    174     $    177     $    230     $    203     $    171
                                                              ==========   ==========   ==========   ==========   ==========

RATIO OF EARNINGS TO FIXED CHARGES                                2.32         3.67         2.59         3.89         2.29



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